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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY*

                                                              December 31, 1999
                                -----------------------------------------------------------------------------
                                   State or                                           Number of Subsidiaries
                                Jurisdiction of         Nature of Principal          ------------------------
      Name of Subsidiary         Incorporation           Business Conducted          United States    Foreign
      ------------------        ---------------    ------------------------------    -------------    -------
Hertz International, Ltd. ....  Delaware           Through its subsidiaries,               1            47
                                                   rents and lease vehicles, and
                                                   rents industrial and
                                                   construction equipment. Also
                                                   issues licenses for the
                                                   renting and leasing of
                                                   vehicles.
Hertz Equipment Rental
  Corporation.................  Delaware           Renting industrial and                  1            --
                                                   construction equipment
Hertz International RE
  Limited.....................  Ireland            Reinsurer                              --             1

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* Certain subsidiaries have been omitted, as they do not in the aggregate constitute a significant subsidiary.